UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2017

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Dexter Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 582-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2017, Juno Therapeutics, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten public offering of 6,100,000 shares of common stock of the Company (the “Underwritten Shares”) at a price of $41.00 per share. The net proceeds to the Company from this offering and the concurrent private placement described below are expected to be approximately $262.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds of the offering and the concurrent private placement described below for general corporate purposes and working capital. The Company has granted the Underwriters a 30-day option to purchase up to an additional 915,000 shares of common stock (together with the Underwritten Shares, the “Shares”). The closing of the offering is expected to occur on or about September 26, 2017, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-220537) (the “Registration Statement”) previously filed with the Securities and Exchange Commission, the related registration statement filed on September 22, 2017 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the preliminary prospectus relating to the offering included therein and a final prospectus dated September 21, 2017.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. In addition, pursuant to the terms of the Underwriting Agreement, certain officers and directors of the Company have entered into “lock-up” agreements with the Underwriters in substantially the form included as Exhibit A to the Underwriting Agreement, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 90-day period, subject to certain exceptions.

In addition, the Company entered into a Share Purchase Agreement and Omnibus Amendment (the “Share Purchase Agreement”) with Celgene Corporation and certain of its subsidiaries (collectively, “Celgene”), pursuant to which the Company has agreed to sell and Celgene has agreed to buy 659,415 shares of our common stock in a private placement exempt from the registration requirements of the Securities Act, at a sale price equal to the price to the public in the offering made pursuant to the Underwriting Agreement and Registration Statement (the “Public Offering”). The closing of this purchase will be conditioned on, and concurrent with, the initial closing of the Public Offering. Celgene has also agreed to purchase in subsequent closings and at the same price a number of shares equal to approximately 10.81% of the number of shares sold in any full or partial exercise of the Underwriters’ option to purchase additional shares in the Public Offering, up to a maximum of 98,912 additional shares of common stock. The Company will receive the full proceeds and will not pay any underwriting discounts or commission with respect to the shares that are sold in the private placement. The number of shares we will sell to Celgene will constitute approximately 9.76% of the aggregate number of the shares sold in the Public Offering and the concurrent private placement to Celgene, which is equal to the percentage of our common stock Celgene beneficially owned following its last exercise of its top-up purchase rights pursuant to the share purchase agreement previously entered into with Celgene in June 2015 (the “First Celgene SPA”), as disclosed by the Company in a filing made on Form 8-K on June 29, 2015 (the “June 2015 8-K”). The Share Purchase Agreement also amends the terms of the previously disclosed Voting and Standstill Agreement and Registration Rights Agreement, each entered into between the Company and Celgene on June 29, 2015, and each also previously disclosed in the June 2015 8-K, in order to subject the shares purchased in the Share Purchase Agreement to the same terms and conditions under such agreements as if the shares had been purchased pursuant to the First Celgene SPA.

Based on the number of shares of Juno’s common stock outstanding as of September 21, 2017, upon the closing of the Public Offering and the concurrent private placement to Celgene, Juno will have 113,288,567 shares of common stock outstanding (or 114,302,479 shares of common stock outstanding if the Underwriters fully exercise their option to purchase additional shares in the Public Offering).

The foregoing description of the Underwriting Agreement and the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Share Purchase Agreement, copies of which are filed herewith as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the concurrent private placement is hereby incorporated by reference into this Item 3.02. The issuance of the concurrent private placement shares was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement by and among Juno Therapeutics, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, dated September 21, 2017

10.1	Share Purchase Agreement and Omnibus Amendment by and between Juno Therapeutics, Inc., Celgene Corporation and certain of its affiliates, dated September 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juno Therapeutics, Inc.

By:	/s/ Bernard J. Cassidy
Bernard J. Cassidy
General Counsel and Corporate Secretary

Date: September 22, 2017